CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Free Income Fund dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 37 and Amendment No. 29 to Registration Statement File No. 2-57653 and 811-07597, respectively.




                                        /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 27, 1998